UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2014

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California		91360-2362
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 24, 2014, Teledyne issued a press release with respect to its second quarter 2014 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2014, Teledyne’s Board of Directors, in accordance with Teledyne’s Amended and Restated By-laws, as then amended, and following the recommendation of the Nominating and Governance Committee, fixed the number of directors at 11, and appointed Jane C. Sherburne as a Class II Director effective August 1, 2014, for a term expiring at the 2016 Annual Meeting of Stockholders.

Ms. Sherburne is a principal of Sherburne PLLC, a legal consulting firm providing strategic advice in crisis environments and in connection with regulatory policy developments that she formed before joining The Bank of New York Mellon Corporation. From May 2010 to July 2014, Ms. Sherburne served as Senior Executive Vice President, General Counsel and Corporate Secretary of The Bank of New York Mellon Corporation. Ms. Sherburne served as senior executive vice president and corporate secretary of Wachovia Corporation from June 2008 to January 2009, during which time Wachovia Corporation merged with Wells Fargo & Company. From December 2006 to June 2008, Sherburne was General Counsel of Citigroup Inc.’s Global Consumer Business, having first joined Citigroup in July 2001 as a Deputy General Counsel. Until July 2001, Sherburne was a litigation partner at the Washington, D.C. law firm of Wilmer, Cutler & Pickering, having joined the firm in 1984. Sherburne interrupted her private practice from 1994 to 1997 to serve as Special Counsel to the President in the Clinton White House.

As a director, Ms. Sherburne will be entitled to receive an annual retainer fee, currently $80,000. For 2014, this retainer fee will be prorated for the amount of days remaining in the year. Ms. Sherburne will also be paid $1,500 for each Board and Committee meeting attended. Pursuant to administrative rules adopted under the Teledyne Technologies Incorporated 2014 Incentive Award Plan, in lieu of cash annual retainer fees and cash Board and Committee meeting fees, Ms. Sherburne may elect to receive shares of our common stock and/or stock options or to defer compensation under the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (including a phantom share fund); provided, however, that at least 25% of the annual retainer fee must be paid in the form of our common stock and/or options to acquire our common stock. It also provides for automatic stock option grants for 4,000 shares of our common stock at the end of each Annual Meeting of Stockholders. A non-employee director like Ms. Sherburne that is first elected other than at an annual meeting will receive an automatic option grant for 2,000 shares of our common stock.

A press release dated July 23, 2014 announcing Ms. Sherburne’s appointment as a new member of Teledyne’s Board of Directors is included as Exhibit 99.2 to this report.

Item 5.03 Amendments to the Articles of Incorporation or By-laws; Change in Fiscal Year

Effective July 22, 2014, Teledyne's Board of Directors amended Section 2 of Article III of the Amended and Restated By-laws to increase the maximum number of members of the Board of Directors from 10 to 12 members. A copy of this By-law amendment is filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 3.1	Amendment to Amended and Restated By-laws.

Exhibit 99.1	Press Release announcing second quarter 2014 financial results dated July 24, 2014.

Exhibit 99.2	Press Release dated July 23, 2014, announcing appointment of Jane Sherburne to Teledyne's Board of Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: July 24, 2014

EXHIBIT INDEX
Description

Exhibit 3.1	Amendment to Amended and Restated By-laws.

Exhibit 99.1	Press Release announcing second quarter 2014 financial results dated July 24, 2014.

Exhibit 99.2	Press Release dated July 23, 2014, announcing appointment of Jane Sherburne to Teledyne's Board of Directors.